EXHIBIT 22

CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company’s previously filed Registration Statements on Form S-8 (No. 333-39574, 333-43389, 33-9559 and 033-79996).

/s/ ARTHUR ANDERSEN
ARTHUR ANDERSEN LLP

New York, New York
March 14, 2002